As filed with the Securities and Exchange Commission on December 11, 2003

Registration No. 333-84770

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MELLON FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1233834 (I.R.S. Employer Identification No.)

One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
(412) 234-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carl Krasik, Esquire
Secretary and Associate General Counsel
Mellon Financial Corporation
One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
(412) 234-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

      Approximate date of commencement of the proposed sale of the securities to the public: Not applicable.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

      If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

      If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment No. 1 to Registration Statement No. 333-84770 on Form S-3 (the “Registration Statement”) is filed by Mellon Financial Corporation to deregister such portion of the 4,692,752 shares of its common stock, par value $.50 per share, previously registered on the Registration Statement that have not been sold thereunder.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 11, 2003.

MELLON FINANCIAL CORPORATION (Registrant)

By: /s/ Martin G. McGuinn
Martin G. McGuinn Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on December 11, 2003:

/s/ Martin G. McGuinn Martin G. McGuinn Director and Principal Executive Officer

/s/ Michael A. Bryson Michael A. Bryson Principal Financial Officer

/s/ Michael K. Hughey Michael K. Hughey Principal Accounting Officer

CAROL R. BROWN, Director; JARED L. COHON, Director; J.W. CONNOLLY, Director; STEVEN G. ELLIOTT, Director; IRA J. GUMBERG, Director; EDWARD J. MCANIFF, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; MARK A. NORDENBERG, Director; DAVID S. SHAPIRA, Director; WILLIAM E. STRICKLAND, JR., Director; and WESLEY W. VON SCHACK, Director.

By: /s/ Carl Krasik Carl Krasik Attorney-in-Fact

Ruth E. Bruch Director

James F. Orr, III Director